Exhibit 99.4

[LETTER OF HARRISON SCOTT PUBLICATIONS]

July 25, 2006

Sunset Financial Resources, Inc.

10245 Centurion Parkway North, Suite 305

Jackson, Florida 32256

CONSENT OF HARRISON SCOTT PUBLICATIONS, publisher of ASSET-BACKED ALERT

We hereby consent to the reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-135020) of Sunset Financial Resources, Inc. (the “Registration Statement”) filed with the United States Securities Exchange Commission on July 25, 2006 to our report under the heading “Alesco’s Manager” in the prospectus included in the Registration Statement.

Regards,

/s/ Andrew Albert

Mr. Andrew Albert

Chairman/Publisher

Harrison Scott Publications

Publisher of Asset-Backed Alert

5 Marine View Plaza, Ste. 301

Hoboken, NJ 07030-5795